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                                                           EXHIBIT 99A


                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 P
      FOR THE SPECIAL MEETING OF PREFERRED STOCK SHARE OWNERS TO BE HELD
                            ON             , 1995.
 R  The undersigned hereby appoints Robert J. Farling and E. Lyle Pepin
    (and if only one is present then by that one with full power of substitution and revocation) as proxies, with the powers the undersigned would possess if personally present, to vote all shares of Preferred Stock
 O of the undersigned in The Cleveland Electric Illuminating Company (and to exercise all other share owner rights and powers) at the special meeting of
    preferred stock share owners to be held on             , 1995 and at any
    adjournments thereof, upon all matters that may properly come before the X meeting, including the matter identified on the reverse side of this proxy and described in the Proxy Statement/Prospectus furnished herewith, subject to any directions indicated on the reverse side of this proxy.
 Y


                                                 (change of address)

                                        ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)


    YOUR VOTE FOR THE APPROVAL OF THE AMENDED ARTICLES SHOULD BE
    INDICATED ON THE REVERSE SIDE. EXCEPT TO THE EXTENT OTHERWISE
    SPECIFIED ON THE REVERSE SIDE, THE BOARD OF DIRECTOR PROXIES INTEND TO VOTE FOR THE ISSUE SET FORTH ON THE REVERSE SIDE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                          --------------------
                                                          | SEE REVERSE SIDE |
                                                          --------------------

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      / X /   PLEASE MARK YOUR                                   SHARES IN YOUR NAME                 |
              VOTES AS IN THIS                                                                       |
              EXAMPLE.                                                                               |
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PROPOSAL 1                                             FOR        AGAINST     ABSTAIN      PLEASE MARK, SIGN, DATE AND
To approve the Amended Articles of Incorporation of   /   /       /    /      /    /       RETURN YOUR PROXY PROMPTLY IN
The Cleveland Electric Illuminating Company                                                THE ENCLOSED ENVELOPE

                                                                                           The Cleveland Electric
                                                                                           Illuminating Company
                                                                                           c/o SOCIETY NATIONAL BANK
                                                                                           P.O. Box 6477, Cleveland, Ohio 44197-9777
                                                                                           -----------------------------------------
                                                                                           |        THE BOARD OF DIRECTORS         |
                                                                                           |        RECOMMENDS A VOTE FOR          |
                                                                                           |                          ---          |
                                                                                           |        PROPOSAL 1                     |
                                                                                           -----------------------------------------
                                                      Change of Address     /    /

                                                                                           SIGN EXACTLY AS REGISTERED
                                                                                           NAME(S) APPEARS HEREON

     SIGNATURE(S)                                                      DATE
                  ----------------------------------------------------      ---------------
     SIGNATURE(S)                                                      DATE
                  ----------------------------------------------------      ---------------
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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